Exhibit 99.1

NeuroOne® Announces $3.5 Million Accelerated Milestone Payment from Zimmer Biomet for Evo® sEEG Electrode

Amendment provides Zimmer Biomet with 350,000 warrants with exercise price of $3.00 per share

EDEN PRAIRIE, Minn., August 3, 2022 (PR Newswire) -- NeuroOne Medical Technologies Corporation (NASDAQ: NMTC) (“NeuroOne” or the “Company”), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, today announced that the Company entered into an amendment to its Exclusive Development and Distribution Agreement with Zimmer Biomet, Inc. (“Zimmer”) that will provide the Company with a $3.5 million accelerated payment within 10 business days which relates to certain milestone payments. In addition, Zimmer Biomet will receive a Warrant to purchase 350,000 shares of the Company’s common stock, with an exercise price of $3.00 per share.

Dave Rosa, Chief Executive Officer of NeuroOne, states, “I want to thank Zimmer for all their support to date and their confidence in our business, technology and future endeavors. This agreement accomplishes multiple objectives for NeuroOne, most importantly by providing additional capital to our balance sheet in the short-term without the need for a highly dilutive financing, and further reinforcing our ongoing partnership with Zimmer.”

Brian Hatcher, President of the Trauma, CMFT, Foot and Ankle Division of Zimmer said, “We look forward to continuing the relationship with NeuroOne as we advance our mission to alleviate pain and improve the quality of life for people around the world.” Under the Exclusive Development and Distribution Agreement signed by both parties in July 2020, Zimmer Biomet has exclusive global distribution rights to distribute the Company’s Cortical and sEEG diagnostic electrode technology.

About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. For more information, visit https://www.n1mtc.com.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the future of NeuroOne’s partnership with Zimmer, NeuroOne’s receipt of the $3.5 million payment, and NeuroOne’s need for short-term financing. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that the partnership with Zimmer Biomet may not facilitate the commercialization or market acceptance of our technology; risks that our sEEG electrodes may not be ready for commercialization in a timely manner or at all, whether due to supply chain disruptions, labor shortages, the impact of COVID-19 or otherwise; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds; the risk that the COVID-19 pandemic will continue to adversely impact our business; the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks relate to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

“Caution: Federal law restricts this device to sale by or on the order of a physician”

Contact:

800-631-4030

ir@n1mtc.com

44750872